Exhibit 3(ii)

BYLAWS

OF

ARCHER-DANIELS-MIDLAND COMPANY

ARTICLE I.

MEETINGS OF STOCKHOLDERS

Section 1.1. Annual Meeting. The annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. At the annual meeting, directors shall be elected and such other business transacted as shall have been properly brought before the meeting.

Section 1.2. Special Meeting.

(a) Special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee, and shall be called by the Secretary upon the request, in writing, of one or more stockholders owning not less than ten percent (10%) aggregate “net long position” of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting stockholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will not, have the right to vote or direct the vote at the stockholder requested special meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(b) A stockholder request for a special meeting shall be signed, dated and delivered to the Secretary, shall state the purpose of the proposed meeting, and shall provide the information required by Section 1.4(c) hereof. In addition to the information required in Section 1.4(c) hereof, the stockholder request for a special meeting shall also include (i) documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the special meeting request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the special meeting request must also include documentary evidence (or, if not simultaneously provided with the special meeting request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the special meeting request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the special meeting request is made beneficially own such shares as of the date on which such special meeting request is delivered to the Secretary, and (ii) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the special meeting request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such special meeting request and prior to the stockholder requested special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such special meeting request by such stockholder or beneficial owner to the extent of such reduction. Any requesting stockholder may revoke his, her or its special meeting request at any time prior to the stockholder requested special meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated special meeting request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such stockholder, as described above) valid special meeting requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a special meeting.

(c) The Board of Directors or, in the absence of action by the Board of Directors, the Chairman of the Board, shall have the sole power to (i) determine whether special meeting requests have met the requirements of this Section 1.2, (ii) establish the date, time and place for any special meeting of stockholders and (iii) set a record date for the determination of stockholders entitled to vote at such meeting pursuant to Section 1.11 hereof. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.3 hereof, that a meeting will be held at the place, time and date and in accordance with the record date determined by the Board of Directors or the Chairman of the Board. The stockholders requesting the special meeting shall not have the power to give notice of the meeting.

(d) Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual meeting of stockholders or a special meeting of stockholders at which a Similar Item (as defined in this Section 1.2(d)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the date on which valid special meeting request(s) constituting the Requisite Percentage are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”); (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the special meeting request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (D) do not comply with the provisions of this Section 1.2.

(e) If none of the stockholders who submitted a special meeting request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the stockholder requested special meeting, such item of business shall not be submitted for vote of the stockholders at such stockholder requested special meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

Section 1.4. Advance Notice Requirements for Stockholder Proposals. The following procedures shall govern all cases in which a stockholder seeks to propose business to be addressed at a meeting of stockholders or to nominate persons to stand for election as directors of the Corporation (a “Stockholder Proposal”). No business shall be transacted at a meeting of stockholders except in accordance with the following procedures. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Notwithstanding any language in these by-laws to the contrary, this section shall not apply to any right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances to the extent such procedures are set forth in the Certificate of Incorporation.

(a)	Annual Meetings of Stockholders.

(1) A Stockholder Proposal may be brought before an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 hereof (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chairman of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 1.4.

(2) For a Stockholder Proposal to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and the subject of the Stockholder Proposal must otherwise be a proper matter for stockholder action as determined by the Board of Directors. The stockholder’s notice shall contain, at a minimum, the information set forth in Section 1.4(c). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) Notwithstanding anything in paragraph (a)(2) of this Section 1.4 to the contrary, in the event that the Stockholder Proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation’s notice of meeting given pursuant to Section 1.3 hereof. To the extent such business includes the election of directors, a Stockholder Proposal nominating persons to stand for election as directors may be made at a special meeting of stockholders only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chairman of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.4(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and who gives timely notice in writing by the Secretary of the Corporation. The stockholder’s notice shall contain, at a minimum, the information set forth in Section 1.4(c). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Contents of Stockholder’s Notice. Any stockholder’s notice required by this Section 1.4 shall set forth the following information: As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Stockholder Proposal is made, the stockholder’s notice shall set forth (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation’s books, (ii) (A) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder or such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest of such stockholder or such beneficial owner in any security of the Corporation (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) a representation that such stockholder intends to appear in person or by proxy at the stockholder meeting.

For any Stockholder Proposal that seeks to nominate persons to stand for election as directors of the Corporation, the stockholder’s notice also shall include (i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (ii) a representation whether the stockholders or the beneficial owners, if any, intend or are part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination and (iii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act of 1934, and the rules and regulations promulgated thereunder. For any Stockholder Proposal that seeks to nominate persons to stand for election as directors of the Corporation, the stockholder’s notice also shall include, as to each person whom the stockholders propose to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, (iv) a written statement from each proposed nominee as to whether such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or re-election, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for re-election at the next meeting at which such proposed nominee would stand for re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Policy of the Board of Directors on Director Elections, (v) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

For any Stockholder Proposal that seeks to propose matters to be considered at a stockholder meeting other than the nomination of persons to stand for election as directors of the Corporation, the stockholder’s notice shall also set forth for each item of business proposed for consideration (i) a description of the item of business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, (iv) and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the Stockholder Proposal is made and (v) any other information relating to the stockholder, the beneficial owner, or the proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

(d) Only Stockholder Proposals made in accordance with the procedures set forth in this Section 1.4 shall be considered at an annual or special meeting of stockholders of the Corporation. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether a Stockholder Proposal was made in accordance with the procedures set forth in this Section 1.4 and (ii) if any Stockholder Proposal is not in compliance with this Section 1.4, including whether the stockholder or beneficial owner, if any, on whose behalf the Stockholder Proposal is made solicits (or is part of a group which solicits) or fails to so solicit (as the case may be) proxies in support of the Stockholder Proposal in compliance with such stockholder’s representation as required by Section (c) of this Section 1.4, to declare that such Stockholder Proposal shall be disregarded.

(e) For purposes of this Section 1.4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 1.4, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.5. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed and any previously scheduled annual or special meeting of the stockholders called by the Chairman of the Board, the President, a majority of the Board of Directors, or a majority of the Executive Committee may be canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 1.6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.10 hereof until a quorum shall attend. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and the duty to determine whether a quorum is present at any meeting of stockholders.

Section 1.7. Officers for Meeting of Stockholders. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting by a plurality vote. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8. Conduct of Meetings. Every meeting of stockholders shall be presided over by the chair of the meeting selected pursuant to Section 1.7, hereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on or the elimination of time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.9. Voting; Elections.

1.9.1. Voting Generally; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. All elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

1.9.2. Elections of Directors. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by the vote of a plurality of the votes cast for the nominees at any meeting for the election of directors where the number of nominees exceeds the number of directors to be elected at the meeting (exclusive of nominees with respect to whom the Secretary of the Corporation has received a notice that such nomination has been withdrawn on or prior to the date next preceding the date that the Corporation first mails notice of the meeting to the stockholders). For purposes of this Section 1.9.2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Section 1.10. Adjournment of Meeting. Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting. Notice of the adjourned meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date shall be set if the meeting is adjourned in a single or successive adjournments to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

Section 1.11 Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the original date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall fix a new record date for the adjourned meeting if the meeting is adjourned in a single or successive adjournments to a date more than 120 days after the original date fixed for the meeting.

Section 1.12. Procedures for Stockholder Action by Consent.

1.12.1. Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 1.12.1. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum a description of the action that such stockholder proposes to take by written consent, including the text of any proposal to be submitted to stockholders. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. During the ten (10) day period, the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date. Following the determination of the validity of the request, and no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 1.12.3 below unless prior action by the Board of Directors is required by law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

1.12.2. Form of Consent. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 1.12 as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 1.12, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

1.12.3. Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary of the Corporation at the Corporation’s principal place of business. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of

Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 1.12.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 1.12.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 1.12.3 represent at least the minimum number of votes that would be necessary to take the action.

Nothing contained in this Section 1.12.3 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 1.13. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.14. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II.

BOARD OF DIRECTORS.

Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. At each annual meeting, the stockholders shall elect directors each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled solely by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director so replaced or until the director’s successor is elected and qualified. The stockholders shall not have the power to appoint directors to any newly created directorship or vacancy.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. It shall not be necessary to give notice of regular meetings of the Board of Directors.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Executive Committee, or by three (3) or more directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting if such notice is given personally or by telephone or sent by telegram, telecopier or other electronic means. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least three days before the special meeting if given by regular mail. No notice of a special meeting shall be necessary if the time and place of the special meeting was set by resolution at a validly convened meeting of the Board of Directors. The notice of a special meeting need not state the purpose or purposes of the meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Officers for Board Meetings. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Independent Directors And Board Structure. A majority of the Board of Directors shall be comprised of independent directors. The Chief Executive Officer should be a member of the Board of Directors. In order to ensure the greatest number of independent directors on a board of manageable size, other direct management representation should be kept to a minimum and should in no event exceed two other management directors.

The Board of Directors shall make clear to Senior Management of the Company that board membership is neither necessary to their present positions nor a prerequisite to a higher management position in the Company. Attendance of management staff at Board Meetings should be at the discretion of the Chairman of the Board but should be encouraged by the Board. The Board shall have full and direct access to members of Senior Management and should be encouraged to request reports directly to the Board by any member of Senior Management. Board members should use judgment in dealings with management so that they do not distract management from the business operations of the Company.

Conflicts of Interest. A director’s personal financial or family relationships may occasionally give rise to that director’s material personal interest in a particular issue. There will be times when a director’s material personal interest in an issue will limit that director’s ability to vote on that issue. The Governance Committee of the Board of Directors shall determine whether such a conflict of interest exists on a case-by-case basis, including any related determination as to materiality. The Governance Committee shall take appropriate steps to identify such potential conflicts and to ensure that a majority of the directors voting on an issue are both disinterested and independent with respect to that issue. A determination by the Governance Committee on any issue of independence or conflict of interest shall be final and not subject to review.

For purposes of this Section, an “independent director” means a director who: (a) is neither a current employee nor a former member of Senior Management of the Company or an Affiliate; (b) is not employed by a provider of professional services to the Company; (c) does not have any business relationship with the Company, either personally or through a company of which the director is an officer or a controlling shareholder, that is material to the Company or to the director; (d) does not have a close family relationship, by blood, marriage or otherwise with any member of Senior Management of the Company or one of the Company’s Affiliates; (e) is not an officer of a company of which the Company’s chairman or chief executive officer is also a board member; (f) is not personally receiving compensation from the Company in any capacity other than as a director; (g) does not personally receive or is not an employee of a foundation, university, or other institution that receives grants or endowments from the Company, that are material to the Company or to either the recipient and/or the foundation, university, or institution; and (h) meets the independence requirements of the New York Stock Exchange.

“Senior Management” includes the chief executive, chief operating, chief financial, chief legal and chief accounting officers, president, vice president(s), treasurer, secretary and the controller of the Company.

“Affiliate” includes any person or entity which, alone or by contractual obligation, owns or has the power to vote more than twenty-five (25) percent of the equity interest in another, unless some other person or entity acting alone or with another by contractual obligation owns or has the power to vote a greater percentage of the equity interest. A subsidiary is considered an affiliate if it is at least eighty (80) percent owned by the Company and accounts for at least twenty-five (25) percent of the Company’s consolidated sales or assets.

Section 2.9. Action by Written Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2.11. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II hereof.

Section 2.12. Executive Committee. There shall be an Executive Committee to consist of such number of directors of the Board of Directors (the “Executive Committee”) to consist of that number of directors as the Board of Directors may from time to time determine. The Board of Directors shall have power at any time to change the number of the Executive Committee, except that a reduction in the number of members of the Executive Committee shall not affect any currently serving member. The Board of Directors may remove any member of the Executive Committee at any time with or without cause and may fill vacancies in the Committee by election from the members of the Board of Directors.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. All actions of the Executive Committee shall be reported to the Board of Directors at the meeting next succeeding such action, provided, however, that such report need not be made to the Board of Directors if prior to such meeting copies of the written minutes of the meetings of the Executive Committee at which such action has been taken shall have been mailed or delivered to all members of the Board of Directors.

ARTICLE III.

OFFICERS.

Section 3.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation need not be accepted to be effective. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE IV.

SHARES OF STOCK.

Section 4.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his/her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V.

MISCELLANEOUS PROVISIONS.

Section 5.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.3. Signature of Checks, etc. All checks and drafts on the bank accounts of the Corporation, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized, from time to time, by the Board of Directors or the Executive Committee.

Section 5.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 5.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 5.6. Amendment of By-laws. These by-laws may be altered, amended or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS OR OTHER PERSONS.

Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefore by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7. The rights conferred on any Covered Person by this Article VI are contract rights, vest as of the commencement of service, and shall continue as to a person who has ceased to be a director or officer and shall inure the benefit of the person’s heirs, executors and administrators.

Section 6.8. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.